                                                                     Exhibit 5.1

                                                                  April 15, 1999



Galileo Technology, Ltd.
c/o Galileo Technology Inc.
1735 North First Street, #308
San Jose, CA  95112
U.S.A.
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                       Registration Statement on Form S-8


Gentlemen:

With reference to the Registration Statement on Form S-8 to be filed by Galileo Technology Ltd., an Israeli corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended, related to 21,310 Ordinary Shares of the Company issuable pursuant to the Company's 1997 Employees' Stock Purchase Plan (the "Plan"), it is our opinion that such Ordinary Shares of the Company, when issued, sold and fully paid for in accordance with the Plan (provided that they are not offered to the public in Israel), will be legally issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5.1 to the Registration Statement.



                                    Very truly yours,


                                    /s/ Y. Primes
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                                    Y. Primes, Advocate
                                    Primes, Shiloh, Givon, Meir
                                    Law Office